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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                                 MILACRON INC.

                                                                               DATE
                                                                           INCORPORATED
                                                                           OR (IF LATER)
                                                        INCORPORATED           DATE        PERCENTAGE
                                                      STATE OR COUNTRY       ACQUIRED        OWNED
                                                    --------------------   -------------   ----------
MILACRON INC......................................  Delaware               1983
                                                    (Registrant)
  Milacron Capital Holdings B.V. .................  The Netherlands        2000               100%
     Milacron Investments B.V. ...................  The Netherlands        2000               100%
     Milacron B.V. ...............................  The Netherlands        1952               100%
       Milacron Nederland B.V. ...................  The Netherlands        1998               100%
          Cimcool Europe B.V. ....................  The Netherlands        1989               100%
          Ferromatik Milacron
            Benelux B.V. .........................  The Netherlands        1993               100%
          Cimcool Industrial Products B.V. .......  The Netherlands        1960               100%
            Oak International Europe Ltd. ........  England                1999               100%
       Milacron Kunststoffmaschinen
          Europa GmbH.............................  Germany                1990               100%
            Uniloy Milacron Germany GmbH..........  Germany                1998               100%
              Indu Tecnospol s.r.o. ..............  Czech Republic         1998               100%
            Ferromatik Milacron
               Maschinenbau GmbH..................  Germany                1993               100%
                 Ferromatik Milacron..............  South Africa           1994               100%
                 Ferromatik Milacron A/S..........  Denmark                2002               100%
                 Klockner Ferromatik AG...........  Switzerland            2003               100%
            D-M-E Normalien GmbH..................  Germany                1996               100%
               EOC France S.A.R.L. ...............  France                 2001                99%
               EOC Normalien Praha s.r.o. ........  Czech Republic         2001               100%
       D-M-E Belgium CVBA.........................  Belgium                1996               100%
          VSI International N.V. .................  Belgium                1996               100%
       Milacron France SAS........................  France                 2002               100%
       Milacron U.K. Ltd. ........................  England                2002               100%
       Uniloy Milacron Italy S.R.L. ..............  Italy                  1998               100%
       Milacron Plastics Iberica S.L. ............  Spain                  2002               100%

  Milacron Assurance Ltd. ........................  Bermuda                1977               100%

  Milacron-Holdings Mexico S.A. de C.V. ..........  Mexico                 1992               100%

  Milacron Marketing Company......................  Ohio                   1931               100%

     Milacron Commercial Corp. ...................  Delaware               1993               100%
     Milacron International
       Marketing Company..........................  Delaware               1966               100%
          Milacron Equipamentos Plasticos Ltd. ...  Brazil                 1997               100%

                                                                               DATE
                                                                           INCORPORATED
                                                                           OR (IF LATER)
                                                        INCORPORATED           DATE        PERCENTAGE
                                                      STATE OR COUNTRY       ACQUIRED        OWNED
                                                    --------------------   -------------   ----------
     Northern Supply Company, Inc. ...............  Minnesota              1998               100%
     Ferromatik Milacron India Limited............  India                  1995                86%
     Nickerson Machinery Chicago, Inc. ...........  Illinois               1999               100%
     Pliers International, Inc. ..................  Delaware               1999               100%
     Cincinnati Milacron Trading Co. LTD..........  Shanghai               1998               100%

  Milacron Resin Abrasives Inc. ..................  Delaware               1991               100%

  D-M-E Company...................................  Delaware               1996               100%
     D-M-E USA....................................  Michigan               1998               100%
       D-M-E of Canada Limited....................  Canada                 1996               100%
          Progress Precision......................  Canada                 2001               100%
          450500 Ontario Limited..................  Canada                 1996               100%
          Ontario Heater and Supply Company.......  Canada                 2000               100%
          Rite-Tek Canada.........................  Canada                 2000               100%
       Japan D-M-E Corporation....................  Japan                  1996                51%
       D-M-E Hong Kong Ltd. ......................  Hong Kong              1996                51%
     D-M-E Manufacturing Inc. ....................  Delaware               1999               100%

  Uniloy Milacron Inc. ...........................  Delaware               1998               100%
     Uniloy Milacron Machinery -- Mexico, S.A.
       de C.V. ...................................  Mexico                 1998               100%
     Uniloy Milacron Services -- Mexico, S.A.
       de C.V. ...................................  Mexico                 1998               100%

  Uniloy Milacron U.S.A. .........................  Michigan               1998               100%

  Milacron Industrial Products, Inc. .............  Michigan               1999               100%
     Oak International Inc. ......................  Michigan               1999               100%

  Cimcool Industrial Products Inc. ...............  Delaware               1999               100%
     Cincinnati Milacron IPK, Inc. ...............  Korea                  1993               100%
     Milacron Canada, Inc. .......................  Ontario                1997               100%
       Milacron-Mexicana Sales S.A. de C.V. ......  Mexico                 1993               100%

  Milacron Plastics Technologies Group Inc. ......  Delaware               1999               100%